Exhibit 99.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO ZYMEWORKS INC. IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[…***…]”.

SECOND AMENDMENT TO
COLLABORATION AGREEMENT

This Second Amendment (the “Amendment”) to the Agreement (as defined below), is entered into as of March 31, 2020 (the “Amendment Effective Date”), by and between CELGENE CORPORATION, a corporation organized and existing under the laws of Delaware, with its principal business office located at 86 Morris Avenue, Summit, NJ 07901, USA (“Celgene Corp.”), CELGENE ALPINE INVESTMENT CO. LLC (“Celgene Alpine” and, together with Celgene Corp., “Celgene”) and ZYMEWORKS INC., a corporation organized and existing under the laws of Canada, and extra provincially in British Columbia, having an address at 540-1385 West 8th Avenue, Vancouver, BC, Canada V6H 3V9 (“Zymeworks”). Zymeworks and Celgene are each referred to individually as a “Party” and together as the “Parties”.

BACKGROUND
A.Celgene and Zymeworks entered into that certain Collaboration Agreement dated December 23, 2014, as amended on May 29, 2017 (the “Agreement”) pursuant to which the Parties are conducting the Research Program (as defined in the Agreement) and Zymeworks granted certain licenses to Celgene under the Zymeworks Intellectual Property (as defined in the Agreement).
B.Prior to the Amendment Effective Date, Celgene extended the Research Program Term (as defined in the Agreement) by an additional twenty-four (24) months to April 23, 2020 by providing notice and a non-refundable payment of […***…]1 dollars ($[…***…]2 USD) to Zymeworks.
C.Celgene wishes to further extend the Research Program Term, and Zymeworks is willing to provide such extension.
D.The Parties now desire to amend the Agreement as set forth herein.
        NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows as of the Amendment Effective Date:
AGREEMENT
1.Definitions. Unless otherwise defined in this Amendment, initially capitalized terms used herein shall have the meanings given to them in the Agreement.
____________________
1 Competitive Information – Financial Provisions
2 Competitive Information – Financial Provisions

2.Section 3.1.2. Research Program Term. Section 3.1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.1.2 Research Program Term. The Research Program shall commence on the Effective Date and shall conclude on […***…]3 (such period, the “Research Program Term”).
3.No Other Modifications. Except as specifically set forth in this Amendment, the terms and conditions of the Amendment shall remain in full force and effect. No waiver of any obligation under this Amendment shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Amendment may be amended or modified other than by a written document signed by authorized representatives of each Party.
4.Miscellaneous. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the patent laws of the United States without reference to any rules of conflict of laws.

[Remainder of page left blank intentionally; signature page to follow.]

____________________
3 Competitive Information – Commercially Sensitive Terms

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani, Ph.D.
Title: President & Chief Executive Officer

CELGENE CORPORATION

By: /s/ Ho Cho
Name: Ho Cho
Title:  SVP, Discovery Biotherapeutics

CELGENE ALPINE INVESTMENT CO. LLC

By: /s/ Kevin Mello
Name:  Kevin Mello
Title:  Manager

3